Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-130818) of Bimini Capital Management, Inc,

(2)	Registration Statement (Form S-3 No. 333-114542) of Bimini Capital Management, Inc.,

(3)	Registration Statement (Form S-3 No. 333-128395) of Bimini Capital Management, Inc., and

(4)	Registration Statement (Form S-8 No. 333-119832) of Bimini Capital Management, Inc. pertaining to the 2003 Long Term Incentive Compensation Plan of Bimini Capital Management, Inc;

of our report dated March 12, 2008, with respect to the consolidated balance sheet of Bimini Capital Management, Inc. as of December 31, 2007 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended, included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/ Ernst & Young LLP
Certified Public Accountants

Miami, Florida
March 30, 2009